LAWSON PRODUCTS, INC., REACHES AGREEMENT WITH UNITED STATES ATTORNEY’S OFFICE

Agreement Marks Final Step in Process of Cooperating with the Federal Government

Company Affirms Commitment to Go-Forward Strategy

DES PLAINES, Ill., August 11, 2008 – Lawson Products, Inc. (NASDAQ: LAWS) today announced that it has entered into a Deferred Prosecution Agreement with the United States Attorney’s Office for the Northern District of Illinois, bringing to a close – subject to the terms of the agreement – the government’s investigation of the Company and its former customer loyalty programs.

In entering into the agreement, Lawson accepted responsibility for its actions and agreed to pay a $30 million monetary penalty, which will be paid in three equal installments of $10 million over the next 24 months. The mail fraud charge deferred by the agreement will be dismissed permanently if Lawson Products satisfies all of the terms of the agreement during the next three years.

“We are pleased to have reached this agreement with the U.S. Attorney’s Office, which enables us all to move forward with our business plan,” said Neil E. Jenkins, Executive Vice President and General Counsel. “Throughout this process, we have been committed to working with the government to uncover the truth, and we have promised our continued cooperation. We are confident we have taken the necessary actions and implemented the proper processes, oversight and programs so that such events are not repeated and we can continue to run our business with integrity.”

“Today’s settlement marks a new beginning for Lawson,” said Thomas J. Neri, President and Chief Executive Officer. “The company is financially sound – we have a strong balance sheet, a solid underlying business, and we are confident our go-forward strategy positions us well in the market. Throughout this process we have worked diligently to institute measures to ensure all Lawson employees and sales agents operate in accordance with the highest ethical standards; as we move forward, we renew our commitment to building our business, serving our customers and improving our operations. We have some exciting opportunities on the horizon, and I believe that we are in a strong position to capitalize on them.”

About Lawson Products, Inc.:

Lawson Products, headquartered in Des Plaines, Ill., is a leader in selling and distributing services, systems, and products to the industrial, commercial, and institutional maintenance, repair and operations (MRO) market. The company also manufacturers, sells, and distributes production and specialized component parts, and provides services and systems to original equipment manufacturers (OEMs).

CAUTIONARY STATEMENT: This release contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues,” “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to the impact of governmental investigations, such as the ongoing investigation by U.S. Attorney’s Office for the Northern District of Illinois; excess and obsolete inventory; disruptions of the Company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the Company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the Company’s “Risk Factors” set forth in its Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Contacts:

Michael Geczi	Caroline Hoenk
FD	FD
o: 312-553-6735	o: 312-861-4706
c: 312-519-4920	c: 646-269-7541